Exhibit 4.1

MINERAL OPTION AGREEMENT – MOOSE LAKE PROPERTY

Dated effective June 17, 2022

BETWEEN

GLEN EAGLE RESOURCES INC.

AND

FIRST POTASH CORP.

TABLE OF CONTENTS

Definitions	1

Interpretation	4

Consideration	6

Schedules	6

Representations and Warranties	6

Covenants	8

Covenants	10

Grant of Option	11

Optionor Indemnity	13

FPC Indemnity	13

Survival	13

Option	15

No Deemed Consent	18

Further Assurances	18

Enurement	18

Governing Law	18

No Partnership	18

No Modification	19

Rule Against Perpetuities	19

Agreement Will Control	19

Time	19

Entire Agreement	19

Counterparts	19

Resale Restrictions	20

Change in Capitalization	20

Independent Legal Advice	20

Area of Mutual Interest	20

MINERAL OPTION AGREEMENT – MOOSE LAKE PROPERTY

THIS AGREEMENT is dated effective June 17, 2022,

BETWEEN:

GLEN EAGLE RESOURCES INC., a corporation incorporated under the laws of Canada, having an office for mailing at 2075 Avenue Victoria, Suite #201, Saint Lambert, QC, J4S 1H1;

(the “Optionor”)

AND:

FIRST POTASH CORP. a corporation incorporated under the laws of British Columbia, having an office for mailing at Suite 3606 – 833 Seymour Street; Vancouver, BC V6B 0G4;

(“FPC”)

WHEREAS:

(A)	Optionor is the legal and beneficial owner of the Property subject to the Existing Royalties; and

(B)	Optionor has agreed to grant an exclusive option to FPC to acquire a 100% undivided interest in and to the Property subject to the Existing Royalties on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties covenant and agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1          For the purposes of this Agreement, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a)           “Affiliate” means with respect to a Party, any person, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other form of enterprise that directly or indirectly controls, is controlled by, or is under common control with, a Party and, for such purposes, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise, and includes a partnership or joint venture over which a Party exercises control;

(b)          “Agreement” means this Mineral Option Agreement and the Schedules hereto;

(c)          “Business Day” means any day, other than a Saturday, a Sunday or a statutory holiday in Vancouver, British Columbia or Montreal, Quebec;

(d)          “Commencement of Commercial Production” means:

(i)            if a mill is located on the Property, the last day of a period of 40 consecutive days in which, for not less than 30 days, the mill processed ore from the Property at not less than 60% of its rated concentrating capacity, and

(ii)           if a mill is not located on the Property, the last day of a period of 30 consecutive days during which ore has been shipped from the Property on a reasonably regular basis for the purpose of earning revenues, but any period of time during which ore or concentrate is shipped from the Property for testing purposes or during which mill operations are undertaken as initial tune-up, will not be taken into account in determining the date of Commencement of Commercial Production;

(e)          “Effective Date” means the date the date of this Agreement;

(f)           “Encumbrance” means any mortgage, privilege, easement, charge, hypothecation, lien, pledge, security interest, adverse claim, assignment, option, claim or other title defect, or other encumbrance of any kind or nature whatsoever (including any agreement to give any of the foregoing), whether or not registered or registrable or whether consensual or arising by operation of law (statutory or otherwise);

(g)          “Environmental Liability” means any claim, demand, loss, liability, damage, cost or expense (including legal fees) suffered or incurred in respect of environmental cleanup and remediation obligations and liabilities arising directly or indirectly from operations or activities conducted in or on the Property;

(h)          “Exchange” means the Canadian Securities Exchange;

(i)           “Existing Royalties” means the royalties as detailed in the Underlying Agreements;

(j)           “FPC” has the meaning given on page one hereof;

(k)          “FPC Disclosure Documents” means all continuous disclosure documents filed by or on behalf of FPC on SEDAR since June 15, 2021, pursuant to National Instrument 51-102 – Continuous Disclosure Obligations;

(l)            “FPC Financing” means equity financing, relying on prospectus exemptions pursuant to National Instrument 45-106 or other applicable laws, rules and regulations to raise a minimum of $1,500,000 at a minimum price of $0.15 per Share.

(m)          “Fully Diluted Basis” means, as of any date of determination, the sum of (i) the number of shares outstanding as of such date of determination plus (ii) the number of shares issuable upon the exercise, conversion, or exchange of all then-outstanding warrants, options, convertible indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, provided that for the purposes of (ii) above, any shares issuable upon the exercise of options granted pursuant to FPC’s stock option plan, are excluded from above.

(n)          “Governmental Authority” means any foreign, domestic, national, federal, provincial, territorial, state, regional, municipal or local government or authority, quasi government authority, fiscal or judicial body, government or self regulatory organization, commission, board, tribunal, organization, or any regulatory, administrative or other agency, or any political or other subdivision, department, or branch of any of the foregoing;

(o)          “Liability” means:

(i)           any debt, obligation, liability, loss, expense, cost or damage of any kind and however arising, including penalties, fines and interest and including those which are prospective or contingent and those the amount of which is not ascertained or ascertainable; and

(ii)          a demand, claim, action or proceeding however arising and whether present, unascertained, immediate, future or contingent;

(p)          “Minerals” means all ores and concentrates or metals derived from them, containing precious, base and industrial minerals (including gems and uranium) which are found in, on or under the Property and may lawfully be explored for, mined and sold under the Mineral Rights and other instruments of title under which the Property is held;

(q)          “Mineral Rights” means:

(i)            prospecting licences, exploration licences, mining leases, mining licences, mineral concessions and claims and other forms of mineral tenure or other rights to Minerals, or to work upon lands for the purpose of searching for, developing or extracting Minerals under any form of mineral title recognized under the laws applicable in the Province of Quebec, Canada, whether contractual, statutory or otherwise; or

(ii)          any interest in any Mineral Right;

(r)           “NI 43-101” means National Instrument 43-101, Standards of Disclosure for Mineral Projects, of the Canadian Securities Administrators;

(s)          “Option” means the exclusive right herein granted by the Optionor to FPC to permit FPC to acquire a 100% undivided right, title and interest in the Property subject to the Existing Royalties;

(t)           “Optionor” has the meaning given on page one hereof;

(u)          “Option Period” means the period from the date hereof to and including the date of exercise or termination of the Option;

(v)          “Royalties Owners” means the royalty owners identified in the Underlying Agreements, or their permitted transferee;

(w)         “Other Rights” means any interest in real property, whether freehold, leasehold, license, right of way, easement, any other surface or other right in relation to real property, and any right, licence or permit in relation to the use or diversion of water, but excluding any Mineral Rights;

(x)           “Party” means either FPC or the Optionor, as the context dictates;

(y)          “Parties” means both FPC and the Optionor;

(z)           “Payment Shares” has the meaning given in §5.1(b)

(aa)        “Property” means the Mineral Rights, and Other Rights, if any, both as described in Schedule “A”, together with any present or future renewal, extension, modification, substitution, amalgamation or variation of any of those Mineral Rights or Other Rights (whether granting or conferring the same, similar or any greater rights and whether extending over the same or a greater or lesser domain), but excluding any Mineral Rights abandoned in accordance with §12.1;

(bb)        “Shares” means common shares in the capital of FPC; and

(cc)         “Underlying Agreements” means the agreements between the Optionor and the Royalty Owners, attached as Schedule “B” hereto.

Interpretation

1.2                         For the purposes of this Agreement, except as otherwise expressly provided herein:

(a)          the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Part, clause, subclause or other subdivision or Schedule;

(b)          if a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(c)          a reference to a person (including a Party) includes an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Governmental Authority;

(d)          reference to a body, other than a Party (including, without limitation, an institute, association or Governmental Authority), whether statutory or not:

(i)         which ceases to exist; or

(ii)        whose powers of functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers of functions;

(e)          a reference to a Part means a Part of this Agreement and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph or subparagraph of this Agreement so designated;

(f)           a reference to any Party includes that Party’s executors, administrators, substitutes (including, but not limited to, persons taking by novation), successors and permitted assigns;

(g)          a reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document;

(h)          a reference to a party to a document includes the person’s executors, administrators, substitutes (including, but not limited to, persons taking by novation), successors and permitted assigns;

(i)           a reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation, code, by-law, ordinance or statutory instrument issued under it;

(j)           a reference to writing includes a facsimile or electronic mail transmission and any means of reproducing words in a tangible and permanently visible form;

(k)          the headings are for convenience only, do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions;

(l)           the word “including” means “including without limitation” and “include” and, “includes” will be construed similarly;

(m)          where the phrase “to the knowledge of” or similar expressions are used in this Agreement, it will be a requirement that the person in respect of whom the phrase is used must have made the enquiries that are reasonably necessary to enable that person to make the statement or disclosure;

(n)          a provision of this Agreement must not be construed to the disadvantage of a Party merely because that Party was responsible for the preparation of this Agreement or the inclusion of the provision in this Agreement;

(o)          a reference to currency means Canadian currency; and

(p)          words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa.

Consideration

1.3                        The Parties acknowledge that this Agreement is entered into for good and fair consideration and, to this end, will pay to each other the sum of $10 as recognition of that consideration, which is deemed to be paid and received.

Schedules

1.4                         The following Schedules are attached to and incorporated in this Agreement:

(a)           Schedule “A” – Property Description

(b)           Schedule “B” – Underlying Agreements

PART 2

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR

Representations and Warranties

2.1                        The Optionor hereby represents and warrants to FPC that:

(a)          the Property is properly and accurately described in Schedule “A”;

(b)          it is legally entitled to hold the Property and will remain so entitled until the interest of the Optionor in the Property which is subject to the Option has been duly transferred to FPC as contemplated hereby;

(c)           at the time of transfer to FPC of the interest in the Mineral Rights comprising the Property pursuant to the exercise of the Option FPC, or its nominee, will be, the recorded and beneficial owner of all of the Mineral Rights comprising the Property free and clear of all Encumbrances and claims of others, save for the Existing Royalties and no taxes or rentals are or will be due in respect of any of the Mineral Rights;

(d)          the Mineral Rights comprising the Property have been duly and validly located and recorded pursuant to the laws of the Province of Quebec and are in good standing with respect to all filings, fees, taxes, assessments, work commitments or other conditions on the date hereof and until the dates set opposite the respective names thereof in Schedule “A”;

(e)          Optionor has no notice, or knowledge of, any proposal to terminate or vary the terms of or rights attaching to, the Property from any Governmental Authority, or of any challenge to Optionor’s right, title or interest in the Property;

(f)           to the knowledge of the Optionor, no toxic or hazardous substance or waste has been disposed of or is located on the Property;

(g)          to the knowledge of the Optionor, no toxic or hazardous substance or waste has been treated on or stored on the Property;

(h)          except as is expressly permitted by the Mineral Rights, to the knowledge of the Optionor no toxic or hazardous substance or waste is now stored on the Property;

(i)           to the knowledge of the Optionor, there is no pending or ongoing claims or actions taken by or on behalf of any native or indigenous persons with respect to any lands included in the Property;

(j)           there are not any adverse claims or challenges against or to the ownership of or title to any of the Mineral Rights comprising the Property, nor to the knowledge of the Optionor is there any basis therefor, and there are no outstanding agreements or options to acquire or to purchase the Property or any portion thereof, and except for the Existing Royalties, no person has any royalty or other interest whatsoever in production from any of the Mineral Rights comprising the Property;

(k)          no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent persons;

(l)           no third party consent of any kind is required by the Optionor to enter into this Agreement and grant the Option contemplated hereby;

(m)         the Optionor is not aware of any facts relating to any of the Property which, if known to FPC, could reasonably be expected to cause FPC to decide not to enter into this Agreement or not to proceed to exercise the Option;

(n)          the Optionor is not a non-resident of Canada for the purposes of §116 of the Income Tax Act (Canada);

(o)          it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(p)           it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any Encumbrance under the provisions of the Articles or the constating documents of the Optionor or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which it is bound or to which it or the Property may be subject;

(q)           the Property is not the whole or substantially the whole of the undertaking of the Optionor; and

(r)            no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionor or the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

2.2                         The representations and warranties contained in §2.1 are provided for the exclusive benefit of FPC, and any misrepresentation or breach of warranty may be waived by FPC in whole or in part at any time without prejudice to its rights in respect of any other misrepresentation or breach of the same or any other representation or warranty; and the representations and warranties contained in §2.1 will survive the execution hereof and continue through the Option Period. Further, the representations and warranties contained in §2.1 will be treated as made and be binding upon the Optionor continuously during the term of this Agreement.

Covenants

2.3                         The Optionor hereby covenants and agrees with FPC:

(a)           that on execution hereof, the Optionor will deliver or cause to be delivered to FPC copies of all available maps and other documents and data in the Optionor’s possession respecting the Property.

(b)           not to create or permit any Encumbrance on the Property other than the Existing Royalties.

(c)           not to permit any Encumbrance on the Property.

(d)           to repay the $15,000 promissory note in favor of Expoworld Ltd. on the Effective Date;

(e)           to pay the $20,000 obligation, triggered by the exercise of the option pursuant to the Underlying Agreements, on or before the Final Payment Date;

(f)           to use its reasonable commercial efforts to facilitate a transaction between Frank Guillemette, or any Affiliate, and FPC, for the transfer of any existing cores, related to past exploration work on the Property and currently controlled by Frank Guillemette, for a maximum consideration of $6,000; and

(g)          to use its reasonable commercial efforts to facilitate the buy back of the Existing Royalties.

2.4                         The covenants and agreements contained in §2.3 are provided for the exclusive benefit of FPC, and any breach may be waived by FPC in whole or in part at any time without prejudice to its rights in respect of any other breach of the same; and the covenants and agreements contained in §2.3 survive the execution hereof and continue through the Option Term.

  PART 3

  REPRESENTATIONS, WARRANTIES AND COVENANT OF FPC

3.1                         FPC represents and warrants to the Optionor that:

(a)           it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(b)           it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any Encumbrance under the provisions of the Articles or the constating documents of FPC or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which FPC is a party or by which it is bound;

(c)           no proceedings are pending for, and FPC is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of FPC or the placing of FPC in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(d)          the FPC Disclosure Documents do not as of the date filed on SEDAR and subject to additional new or corrective information as subsequently filed documents, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances in which they were made not misleading;

(e)           it is and during the Option Period it will be a reporting issuer under the Securities Act (Quebec);

(f)           no order ceasing or suspending trading in any securities of FPC has been issued and no proceeding for such purpose are pending or threatened;

(g)          the Shares will, at the time of delivery to the Optionor, be duly authorized and validly allotted and issued as fully paid and non-assessable free of any Encumbrances; and

(h)          on the date of receipt by the Optionor of the certificate or certificates representing the Shares, every consent, approval, authorization, order or agreement of the Exchange that is required for the issuance of the Shares, as applicable, and the delivery to the Optionor of such certificate or certificates to be valid will have been obtained and will be in effect.

3.2                         The representations and warranties contained in §3.1 are provided for the exclusive benefit of the Optionor and a misrepresentation or breach of warranty may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other misrepresentation or breach of the same or any other representation or warranty; and the representations and warranties contained in §3.1 will survive the execution hereof and continue through the Option Period. Further, the representations and warranties contained in §3.1 will be treated as made and be binding upon FPC continuously during the term of this Agreement.

Covenants

3.3                         FPC hereby covenants and agrees with the Optionor to:

(a)          have a maximum of 30,000,000 Shares issued and outstanding on a Fully Diluted Basis, upon completion of the FPC Financing, excluding the Payment Shares and Shares issuable as finder fee pursuant to the FPC Financing and the Option.

(b)          complete the FPC Financing on or before the issuance of the Payment Shares; and

(c)           to use its reasonable commercial efforts to list the Shares on the Exchange or any other stock exchange in Canada (the “CSE Listing”).

3.4                          The covenants and agreements contained in §2.3 are provided for the exclusive benefit of FPC, and any breach may be waived by FPC in whole or in part at any time without prejudice to its rights in respect of any other breach of the same; and the covenants and agreements contained in §2.3 survive the execution hereof and continue through the Option Term.

  PART 4

  INDEMNITY – REPRESENTATIONS AND WARRANTIES

4.1                         Each Party shall indemnify the other Party from and against any and all Liability which the other Party suffers, sustains or incurs arising out of or in connection with the breach of any representation or warranty given or made by a Party under this Agreement.

4.2                         It is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

PART 5

GRANT OF OPTION

Grant of Option

5.1                        The Optionor hereby grants to FPC the sole and exclusive right and option, subject to the terms of this Agreement, to earn a 100% undivided interest in the Property free and clear of all Encumbrances other than the Existing Royalties by:

(a)	paying to the Optionor a total of $1,491,000 as follows:

(i)	$191,000 on the Effective Date;

(ii)	$300,000 on or before July 7, 2022;

(iii)	$500,000 on or before the 4th month anniversary of the Effective Date; and

(iv)	$500,000 on or before the 8th month anniversary of the Effective Date.

(b)        allotting and issuing to the Optionor, as fully paid and non-assessable, a total of 6,000,000 Shares (the “Payment Shares”) on or before the 6th month anniversary of the Effective Date.

5.2                        The Payment Shares will be subject to a voluntary resale restriction from the date of issuance of the applicable Payment Shares, with 10% of such Payment Shares being released on March 31, 2023 and 15% of such Payment Shares being released every three months thereafter.

5.3                        The Optionor acknowledges that the Purchased Shares will be issued pursuant to s. 2.13 of National Instrument 45-106 – Prospectus Exemptions (Petroleum, natural gas and mining properties), and the Optionor confirms that at time of issuances of the Purchased Shares, FPC is acquiring as consideration for the Purchased Shares, directly or indirectly, an interest in a mining properties.

5.4                        The Optionor acknowledges and agrees that the Payment Shares will be subject to resale restrictions as imposed by applicable Canadian securities legislation, expiring four months and a day following the date of issue; the terms of which will be endorsed on the certificates representing such shares; and the Optionor agrees to comply with such resale restrictions.

5.5                        The Optionor further acknowledges and agrees to enter into any escrow agreements relating to the Payment Shares if required by the Exchange (or any other applicable stock exchanges) in relation to the CSE Listing.

5.6                        The Optionor hereby acknowledges and agrees that FPC, at its discretion, may place restrictive legends on any of the Purchased Shares, to evidence the restrictions and covenants contained in this Agreement without any further act or approval on the part of the Optionor. The Optionor hereby agrees and consents to the entry of stop transfer restrictions with FPC’s transfer agent and registrar, or the equivalent, against the disposition or transfer of the Purchased Shares contrary to the provisions of this Agreement without any further act or approval on the part of the Optionor.

PART 6

PAYMENT SHARES ADJUSTMENT

6.1                           If FPC has more than 85,000,000 Shares issued and outstanding on a Fully Diluted Basis at the time of completing the CSE Listing, then it will issue such number of additional Shares to the Optionor equal to: (a) 8.95% multiplied by; (b) the number of issued and outstanding Shares on a Fully Diluted Basis at the time of completing the CSE Listing; (c) minus 6,000,000.

PART 7

EXERCISE OF OPTION

7.1                           FPC may in its sole discretion at any time accelerate the consideration described in §5.1 to exercise the Option and thereby earlier acquire its interest in the Property.

7.2                          If FPC makes the issuance and payments as described in §5.1, it will, without any further act or payment, have and be deemed for all purposes to have exercised the Option. If FPC does not fulfill all the terms and conditions described in §5.1, FPC will have earned no interest in the Property.

7.3                           If and when the Option has been exercised, a 100% undivided right, title and interest to the Property will thereupon vest in FPC free and clear of all Encumbrances subject to the Existing Royalties.

7.4                          In circumstances where FPC exercises the Option it shall enter into an agreement with the Optionor and the Royalty Owners agreeing to be bound by the terms and conditions of the Underlying Agreements respecting the Existing Royalties as they apply to the Optionor.

7.5                          On exercise of the Option the Optionor shall assign, transfer and set over to FPC all of its right, title and interest in and to the rights of first refusal and option to reduce royalty relating to the Existing Royalties pursuant to the Underlying Agreements.

PART 8

INDEMNITY – ENVIRONMENTAL

Optionor Indemnity

8.1                         The Optionor agrees to indemnify and save FPC harmless from and against any Environmental Liability suffered or incurred by FPC arising directly or indirectly from any operations or activities conducted in or on the Property, whether by the Optionor or others, prior to the Effective Date.

FPC Indemnity

8.2                         FPC agrees to indemnify and save the Optionor harmless from and against any Environmental Liability suffered or incurred by the Optionor arising directly or indirectly from any operations or activities conducted on the Property, whether by FPC, its employees or agents, after the Effective Date, but FPC shall incur no obligation hereunder in respect to claims arising or damages suffered after termination of the Option.

Survival

8.3                         The provisions of this Part 8 will survive any termination of this Agreement.

PART 9

RIGHT OF ENTRY

9.1                         Throughout the Option Period, the directors and officers of FPC and its servants, agents and independent contractors, will have the sole and exclusive right in respect of the Property to:

(a)           enter thereon;

(b)           have exclusive and quiet possession thereof;

(c)          do such prospecting, exploration, development and/or mining work thereon and thereunder as FPC may determine to be necessary, desirable or advisable;

(d)          bring upon and erect upon the Property and use in its operations, at any time and from time to time, such buildings, plant, machinery, equipment, vehicles, tools, appliances and supplies as FPC may deem necessary, desirable or advisable; and

(e)           remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of sampling, including bulk sampling, obtaining assays or making other tests.

PART 10

PROPERTY CONVEYANCE DOCUMENTS

10.1                       The Optionor, will immediately after the exercise of the Option by FPC, deliver to FPC, or such person as FPC directs, duly executed transfers of the Property in the form required under the laws of the Province of Quebec to transfer legal and beneficial title as to 100% of the Property to FPC subject to the Existing Royalties.

PART 11

OBLIGATIONS OF FPC DURING OPTION PERIOD

11.1                       During the Option Period, unless otherwise agreed in writing between the Parties, FPC will:

(a)           maintain in good standing those Mineral Rights comprised in the Property by the payment of fees, taxes and rentals;

(b)           notwithstanding the provisions of §9.1 hereof permit the directors, officers, employees and designated consultants of the Optionor, at their own risk, access to the Property at all reasonable times, provided that the Optionor agrees in writing to indemnify FPC against and to save FPC harmless from all costs, claims, liabilities and expenses that FPC may incur or suffer as a result of any injury (including injury causing death) to any director, officer, employee or designated consultant of the Optionor while on the Property;

(c)           do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any Governmental Authority; and

(d)           indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses out of FPC’s activities on the Property, but FPC shall incur no obligation hereunder in respect to claims arising or damages suffered after termination of the Option if upon termination of the Option any workings on or improvements to the Property made by FPC are left in a safe condition.

PART 12

SURRENDER OF PROPERTY INTERESTS BEFORE TERMINATION OF
AGREEMENT

12.1                       FPC may at any time during the Option Period elect to abandon any one or more of the Mineral Rights comprised in the Property by giving notice to the Optionor of such intention. Any Mineral Rights so abandoned will be in good standing under the laws of the jurisdiction in which they are situate for at least 12 months from the date of abandonment. Upon any such abandonment, the Mineral Rights so abandoned will for all purposes of this Agreement cease to form part of the Property.

PART 13

OPTION AND REGULATORY APPROVALS

Option

13.1                         This Agreement is an option only and nothing herein contained will be construed as obligating FPC to do any acts or make any payments hereunder, and any act or acts or payment or payments as will be made hereunder will not be construed as obligating FPC to do any further act or make further payment or payments.

PART 14

FORCE MAJEURE

14.1                         If FPC is at any time either during the Option Period or thereafter prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, lock-outs, labour shortages, power shortages, fuel shortages, fires, wars, inclement weather, acts of God, governmental regulations restricting normal operations, shipping delays, delays in obtaining required governmental or regulatory approvals or permits, aboriginal land claims, environmental claims or notices (or inability to obtain or delays in obtaining environmental consents) or any other reason or reasons (other than lack of funds) beyond the control of FPC, the time limited for the performance by FPC of its obligations hereunder will be extended by a period of time equal in length to the period of each such prevention or delay.

14.2                         FPC will give prompt notice to the Optionor of each event of force majeure under §14.1 and upon cessation of such event will furnish the Optionor with notice to that effect together with particulars of the number of days by which the obligations of FPC hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

14.3                        After the Commencement of Commercial Production, FPC will work, mine and operate the Property during such time or times as FPC in its sole judgment considers such operations to be profitable. FPC may suspend or curtail operations, both before and after Commencement of Commercial Production, during periods when the products derived from the Property cannot be profitably sold at prevailing prices or if an unreasonable inventory thereof, in FPC’s sole judgment, has accumulated or would otherwise accumulate.

PART 15

CONFIDENTIAL INFORMATION

15.1                        No information furnished by FPC to the Optionor hereunder in respect of the activities carried out on the Property by FPC, will be published by the Optionor without the written consent of FPC, but such consent in respect of the reporting of factual data will not be unreasonably withheld, and will not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporate laws. This provision will continue through the Option Period.

PART 16

FEES

16.1                        The Parties agree that they will pay their own fees and expenses, including any fee for advice or opinions incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and any other agreements, documents, opinions or valuations contemplated thereby or prepared in connection herewith.

PART 17

DEFAULT AND TERMINATION

17.1                        The Option may be terminated by the Optionor delivering a notice of termination to FPC if FPC fails to make the cash payments, issue the Shares within the time periods permitted by §5.1, or otherwise fails to perform any obligation required to be performed hereunder; provided that the Optionor will have first delivered to FPC a notice of default specifying the default and FPC will have failed to cure such default within 5 days next following the date of receipt of such default notice by making the required payment and/or issuing the required Shares, or by appropriate performance.

17.2                         If the Option is terminated pursuant to §17.1, FPC will:

(a)            leave the Mineral Rights comprising the Property in good standing for a period of at least 12 months from the termination of the Option Period; and

(b)            deliver at no cost to the Optionor within 60 days of such termination, copies of all reports, maps, assay results and other relevant technical data in the possession of FPC with respect to the Property and not theretofore furnished to the Optionor.

17.3                        Notwithstanding the termination of the Option, FPC will have the right, within a period of 60 days following the end of the Option Period, to remove from the Property all buildings, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of FPC, and any such property not removed within 60-day period will thereafter become the property of the Optionor.

17.4                         FPC may at any time terminate this Option by giving notice of termination to the Optionor and will thereupon be relieved of any further obligations, other than returning the Mineral Rights to the Optioner in good standing for a period of 12 months from the date of termination, in connection herewith but will remain liable for obligations which have accrued to the date of notice.

PART 18

ASSIGNMENT

18.1                         If FPC exercises the Option as contemplated in §7.2, then at any time thereafter FPC may sell, transfer or otherwise dispose of all or any portion of its interest in and to this Agreement and to the Property provided that each purchaser, grantee or transferee of any of such interest (a “Transferee”) first delivers to the Optionor its undertaking relating to this Agreement and to the Property containing the following:

(a)             a covenant to perform all the obligations of FPC to be performed under this Agreement relating to the additional payments contemplated in §6.1and §6.2 and Existing Royalties to the same extent as if this Agreement had been originally executed by such Transferee; and

(b)             a provision subjecting any further sale, transfer or other disposition of such interest in the Property and this Agreement or any portion thereof to the provisions of this Part 18.

18.2                         No assignment by FPC of any interest less than its entire interest in this Agreement and in the Property will, as between FPC and the Optionor, discharge FPC from any of its obligations hereunder, but upon the transfer by FPC of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, FPC will be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitments accrued due prior to the date on which FPC will have no further interest in this Agreement.

18.3                         For the duration of the Option Period, the Optionor may not assign its interest in this Agreement without the prior written consent of FPC.

PART 19

NOTICES

19.1                         Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party will be in writing and will be delivered by hand to the Party to which the notice is to be given at the following address or sent by facsimile to the following numbers or to such other address or facsimile number as will be specified by a Party by like notice. Any notice, consent, waiver, direction or other communication aforesaid will, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day or, if not, then the next succeeding Business Day) and if sent by facsimile be deemed to have been given and received at the time of receipt (if a Business Day or, if not, then the next succeeding Business Day) unless actually received after 4:00 p.m. (Vancouver time) at the point of delivery in which case it will be deemed to have been given and received on the next Business Day.

The address for service of each of the Parties will be the one indicated on the first page of the Agreement.

Any Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice will be given to it thereafter until further change.

PART 20

GENERAL

No Deemed Consent

20.1                         No consent or waiver expressed or implied by any Party in respect of any breach or default by any other Party in the performance of such other of its obligations hereunder will be deemed or construed to be a consent to or a waiver of any other breach or default.

Further Assurances

20.2                         The Parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the Parties in the Property.

Enurement

20.3                         This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns, subject to the conditions hereof.

Governing Law

20.4                         This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties hereto irrevocably attorn to the jurisdictions of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement.

No Partnership

20.5                         Nothing herein will constitute or be taken to constitute the Parties as partners or create any fiduciary relationship between them. It is not the intention of the Parties to create, nor will this Agreement be construed to create, any mining, commercial or other partnership. None of the Parties will have any authority to act for or to assume any obligation or responsibility on behalf of any other Party, except as expressly provided herein. The rights and duties of the Parties will be several and not joint or joint and several.

No Modification

20.6                         No modification, alteration or waiver of the terms herein contained will be binding unless the same is in writing, dated subsequently hereto, and fully executed by the Parties.

Rule Against Perpetuities

20.7                         The Parties do not intend that there will be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, any such violation should inadvertently occur, the Parties hereby agree that a court will reform that provision in such a way as to approximate most closely the intent of the Parties within the limits permissible under such rules.

Agreement Will Control

20.8                         If there is any inconsistency between the terms of this Agreement and any Schedule hereto, the terms of this Agreement will control.

Time

20.9                         Time will be of the essence hereof.

Entire Agreement

20.10                       This Agreement and the Schedules attached hereto set forth the entire agreement and understanding of the Parties in respect of the transactions contemplated hereby and supersede all prior agreements and understandings, oral or written, among the Parties or their respective representatives with respect to the matters herein and will not be modified or amended except by written agreement signed by the parties to be bound thereby.

Counterparts

20.11                       This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed are deemed to be an original and such counterparts and facsimile copies together will constitute one and the same instrument.

Resale Restrictions

20.12                       All Shares issued by FPC to the Optionor pursuant to this Agreement will be subject to such resale restrictions as may be imposed by applicable securities law and the Exchange.

Change in Capitalization

20.13                       If FPC undertakes a change in capitalization affecting its Shares, such as subdivision, consolidation or reclassification of the Shares or other relevant changes in Shares, including any adjustment arising from a merger, acquisition or plan of arrangement, such proportionate adjustments, if any, appropriate to reflect such change will be made by FPC with respect to the number of Shares which may be issued by FPC to the Optionor hereunder.

Independent Legal Advice

20.14                       Each of the Parties acknowledge and agree that it has been afforded sufficient time to obtain independent legal advice with respect to this Agreement, and that it has had a reasonable opportunity to do so prior to executing this Agreement.

Area of Mutual Interest

20.15                       If the Optionor, or any Affiliates (the “Acquiring Party”) acquires any mineral or property interests within the area being ten kilometre of the outer boundaries of the Property, being an area of mutual interest ( “AMI”), or if the Acquiring Party enters into any type of agreement by which such an interest may be earned or otherwise acquired therein, then the Acquiring Party shall promptly notify FPC in writing of such acquisition or such agreement, and FPC will have 30 calendar days from the date of receipt of such written notice to inform the Acquiring Party of its decision to participate or decline participation in the new lands or interests; and if the decision is to participate: (i) this Agreement shall apply thereto, and such new lands or interests within the AMI shall form part of the Property; (ii) FPC will be wholly responsible for the costs of acquiring the same; and (iii) the AMI will then expand to encompass the area being ten kilometre from the outer boundary of the enlarged Property. Any interest acquired by a party in lands outside of the AMI shall not be subject to the terms hereof, even if the same later fall within the AMI.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first set forth above.

FIRST POTASH CORP.

Per:
Authorized Signatory

GLEN EAGLE RESOURCES INC.

Per:
Authorized Signatory

SCHEDULE “A”

PROPERTY DESCRIPTION

This is Schedule “A” to the Mineral Option Agreement between Glen Eagle Resources Inc. and First Potash Corp. dated June 17, 2022 (the “Agreement”). Capitalized terms used but not defined in this Schedule “A” have the meaning given to them in the Agreement.

Mineral Rights

MOOSE LAKE PROPERTY

Sheet	Claim	Expiration	SIZE (ha)	Royalty (NSR)	Sheet	Claim	Expiration	Size (ha)	Royalty (NSR)
SNRC 22E02	2349530	6/5/2023	56.39	1%	SNRC 22E02	2309167	8/21/2024	56.39	1%
SNRC 22E02	2349531	6/5/2023	56.39	1%	SNRC 22E02	2309168	8/21/2024	56.39	1%
SNRC 22E02	2349532	6/5/2023	56.39	1%	SNRC 22E02	2309169	8/21/2024	56.39	1%
SNRC 22E02	2349533	6/5/2023	56.39	1%	SNRC 22E02	2309170	8/21/2024	56.39	1%
SNRC 22E02	2349534	6/5/2023	56.39	1%	SNRC 22E02	2309171	8/21/2024	56.39	1%
SNRC 22E02	2349535	6/5/2023	56.38	1%	SNRC 22E02	2309172	8/21/2024	56.38	1%
SNRC 22E02	2349536	6/5/2023	56.38	1%	SNRC 22E02	2309173	8/21/2024	56.38	1%
SNRC 22E02	2349537	6/5/2023	56.38	1%	SNRC 22E02	2309174	8/21/2024	56.38	1%
SNRC 22E02	2349540	6/5/2023	56.37	1%	SNRC 22E02	2309175	8/21/2024	56.38	1%
SNRC 22E02	2349541	6/5/2023	56.36	1%	SNRC 22E02	2309176	8/21/2024	56.38	1%
SNRC 22E02	2349542	6/5/2023	56.35	1%	SNRC 22E02	2309177	8/21/2024	56.38	1%
SNRC 22E02	2349543	6/5/2023	56.35	1%	SNRC 22E02	2309178	8/21/2024	56.38	1%
SNRC 22E02	2352612	6/25/2023	56.40	1%	SNRC 22E02	2309179	8/21/2024	56.38	1%
SNRC 22E02	2352613	6/25/2023	56.40	1%	SNRC 22E02	2309180	8/21/2024	56.38	1%
SNRC 22E02	2353450	6/28/2023	56.41	1%	SNRC 22E02	2309181	8/21/2024	56.37	1%
SNRC 22E02	2353451	6/28/2023	56.41	1%	SNRC 22E02	2309184	8/21/2024	56.37	1%
SNRC 22E02	2353452	6/28/2023	56.40	1%	SNRC 22E02	2309185	8/21/2024	56.37	1%
SNRC 22E02	2353453	6/28/2023	56.40	1%	SNRC 22E02	2309186	8/21/2024	56.37	1%
SNRC 22E02	2353454	6/28/2023	56.40	1%	SNRC 22E02	2309187	8/21/2024	56.37	1%
SNRC 22E02	2353455	6/28/2023	56.39	1%	SNRC 22E02	2309188	8/21/2024	56.37	1%
SNRC 22E02	2353459	6/28/2023	56.37	1%	SNRC 22E02	2309189	8/21/2024	56.36	1%
SNRC 22E02	2353460	6/28/2023	56.37	1%	SNRC 22E02	2309190	8/21/2024	56.36	1%
SNRC 22E02	2353461	6/28/2023	56.36	1%	SNRC 22E02	2309191	8/21/2024	56.36	1%
SNRC 22E02	2353462	6/28/2023	56.36	1%	SNRC 22E02	2309210	8/22/2024	56.39	1%
SNRC 22E02	2354998	7/11/2023	56.41	1%	SNRC 22E02	2309211	8/22/2024	56.39	1%
SNRC 22E02	2354999	7/11/2023	56.41	1%	SNRC 22E02	2309212	8/22/2024	56.39	1%
SNRC 22E02	2355000	7/11/2023	56.41	1%	SNRC 22E02	2642680	3/21/2025	56.37	1%
SNRC 22E02	2355010	7/11/2023	56.40	1%	SNRC 22E02	2642681	3/21/2025	56.37	1%
SNRC 22E02	2355011	7/11/2023	56.40	1%	SNRC 22E02	2642682	3/21/2025	56.37	1%
SNRC 22E02	2355012	7/11/2023	56.40	1%	SNRC 22E02	2642683	3/21/2025	56.37	1%
SNRC 22E02	2355013	7/11/2023	56.39	1%	SNRC 22E02	2642684	3/21/2025	56.36	1%
SNRC 22E02	2366534	10/10/2023	56.42	1%	SNRC 22E02	2642685	3/21/2025	56.36	1%
SNRC 22E02	2366535	10/10/2023	56.42	1%	SNRC 22E02	2642686	3/21/2025	56.36	1%
SNRC 22E02	2366536	10/10/2023	56.42	1%	SNRC 22E02	2642687	3/21/2025	56.36	1%
SNRC 22E02	2309041	8/21/2024	56.41	1%	SNRC 22E02	2642688	3/21/2025	56.36	1%
SNRC 22E02	2309042	8/21/2024	56.41	1%	SNRC 22E02	2642689	3/21/2025	56.36	1%
SNRC 22E02	2309043	8/21/2024	56.41	1%	SNRC 22E02	2642690	3/21/2025	56.35	1%
SNRC 22E02	2309044	8/21/2024	56.41	1%	SNRC 22E02	2642691	3/21/2025	56.35	1%
SNRC 22E02	2309045	8/21/2024	56.41	1%	SNRC 22E02	2642692	3/21/2025	56.35	1%
SNRC 22E02	2309046	8/21/2024	56.41	1%	SNRC 22E02	2642693	3/21/2025	56.35	1%
SNRC 22E02	2309047	8/21/2024	56.41	1%	SNRC 22E01	2643561	3/27/2025	56.35	1%
SNRC 22E02	2309048	8/21/2024	56.41	1%	SNRC 22E01	2643562	3/27/2025	56.34	1%
SNRC 22E02	2309049	8/21/2024	56.41	1%	SNRC 22E02	2643563	3/27/2025	56.38	1%
SNRC 22E02	2309052	8/21/2024	56.36	1%	SNRC 22E02	2643564	3/27/2025	56.38	1%
SNRC 22E02	2309155	8/21/2024	56.40	1%	SNRC 22E02	2643565	3/27/2025	56.34	1%
SNRC 22E02	2309156	8/21/2024	56.40	1%	SNRC 22E02	2643566	3/27/2025	56.34	1%
SNRC 22E02	2309157	8/21/2024	56.40	1%	SNRC 22E02	2643567	3/27/2025	56.34	1%
SNRC 22E02	2309158	8/21/2024	56.40	1%	SNRC 22E02	2643857	3/31/2025	56.38	1%
SNRC 22E02	2309159	8/21/2024	56.40	1%	SNRC 22E02	2643858	3/31/2025	56.38	1%
SNRC 22E02	2309160	8/21/2024	56.40	1%	SNRC 22E02	2643859	3/31/2025	56.37	1%
SNRC 22E02	2309161	8/21/2024	56.40	1%	SNRC 22E02	2643860	3/31/2025	56.37	1%
SNRC 22E02	2309162	8/21/2024	56.40	1%	SNRC 22E02	2648074	5/3/2025	55.18	1%
SNRC 22E02	2309163	8/21/2024	56.40	1%	SNRC 22E01	2648650	5/12/2025	31.71	1%
SNRC 22E02	2309165	8/21/2024	56.39	1%
SNRC 22E02	2309166	8/21/2024	56.39	1%
Total:	108 claims

Other Rights

Along with all approvals obtained by any Party before or after the date of this Agreement and necessary or desirable for the exploration and development of the Property, or for the purpose of the Commencement of Commercial Production or continuing production therefrom.

[End of Schedule “A”]

SCHEDULE “B”

UNDERLYING AGREEMENTS

This is Schedule “B” to the Mineral Option Agreement between Glen Eagle Resources Inc. and First Potash Corp. dated June 17, 2022 (the “Agreement”). Capitalized terms used but not defined in this Schedule “B” have the meaning given to them in the Agreement.

CONVENTION D’OPTION D’ACHAT DE PROPRIÉTÉ MINIÈRE – 12 octobre 2011

PROJET : LAC À L’ORIGNAL, au nord de Chicoutimi, dans les Monts Vallins.

Entre :

Glen Eagle Resources,

999 de Maisonneuve West, suite 725

Montréal QC H3A 3L4

Représenté par Jean Labreque, président

Tél. :   (450) 229-4488

Cell :  (514) 808-9807

Ci-après désigné «Glen Eagle»

ET :

Multi-Ressources Boréal (9148-5706 Québec Inc.), une société constituée sous le régime 1A des lois du Québec, ayant une place d’ affaires au 798 Malraux à Chicoutimi, province de Québec G7J 4K4

Représenté par Frank Guillemette. Tél : (418) 698-1652

Ci-après désigné «MRB»

ET :

Charles Boivin: 2309 Dubose, Jonquière, QC G7S 4S1.

Léopold Tremblay : 329 Ruelle Raymond, Chicoutimi QC G7H 3M2.

Ci-après designés «ASS» pour associés dans ce projet.

ATTENDU QUE MRB et ASS détiennent une propriété d’exploration surnommée «Lac Orignal» située au nord de Chicoutimi, Québec. Cette propriété contient 90 cellules (feuillet 22E02) la carte vous est fournie en ANNEXE A ci-attachée.

ET ATTENDU QUE, sous réserve de l’obtention des consentements réglementaires, y compris l’approbation de la Bourse de croissance TSX (la «Bourse»), de 1’opération envisagée par la présente, MRB et ASS sont disposés à vendre à Glen Eagle 100 % de leurs droits, titres et intéréts, libres et quittes de toutes charges constituant la propriété, à 1’exception d’une redevance «NSR» stipulée plus loin.

Page 1 sur 5

(CONVENTION D’OPTION D’ACHAT DE PROPRIÉTÉ MINIÈRE – 12 octobre 2011)

ET ATTENDU QUE, les tous les paiements, par chéque ou par capital actions devront être effectués ou émis selon les proportions suivantes :

-	50% : Multi-Ressources Borèal (coordonnées ci-haut).

-	25% : Charles Boivin :2309 Dubose, Jonquière, QC G7S 4S1.
-	25% : Leopold Tremblay : 329 Ruelle Raymond, Chicoutimi QC G7H 3M2.

-	100% : Total

ET ATTENDU QUE, MRB et ASS reconnaissent par la présente qu’ils sont liés par l’actuelle entente et qu’il sont en accord de transférer leurs droits en faveur de Glen Eagle lorsque les conditions de l’option auront été remplies par Glen Eagle.

EN CONSÉQUENCE, LA PRESENTE CONVENTION D’OPTION D’ACHAT («CONVENTION») décrit les principales modalités de l’entente qui intervient entre MRB et ASS et Glen Eagle à l’égard de la propriété La présente convention devient effective à la date de la signature

ARTICLE 1

DÉCLARATIONS ET GARANTIES

1.1 Déclaration et garanties de MRB

MRB et ASS déclarent et garantissent par les présentes, à Glen Eagle, ce qui suit, reconnaissent que Glen Eagle s’appuie sur leurs déclarations et garanties lorsqu’elle conclut la présente CONVENTION et reconnaissent et conviennent que les dites déclarations et garanties sont vraies et justes :

a)	MRB et ASS déclarent avoir fait la demande pour les claims mentionnés en annexe et avoir exécuté le paiement pour ces derniers. Cet ajout de claims a été fait par l’entremise de Gescad inc, une société spécialisée dans la gestion de claims miniers, situé en Abitibi Le statut final des claims au nom de MRB fera l’objet d’un délai de traitement par le bureau du gouvernement responsable de l’émission des titres miniers. MRB et ASS ont confié la gestion des claims a Gescad inc. MRB et ASS autorisent le personnel de Gescad a fournir et échanger toutes informations utiles à Glen Eagle pour les fins de validation des titres miniers en rapport au présent projet.

Page 2 sur 5

(CONVENTION D’OPTION D’ACHAT DE PROPRIÉTÉ MINIÈRE – 12 octobre 2011)

ARTICLE 2

OPTION

2.1 Octroi de l’option

Glen Eagle pourra lever l’option en remplissant la totalité des conditions suivantes :

2.1.1 Sujet à la conclusion de la présente CONVENTION entre les parties, Glen Eagle pourra acquérir un intérêt de 100% dans la propriété en acquittant toutes les obligations suivantes (cet option est du type «Tout ou rien», c’est à dire que toutes les clauses devront être remplies) :

Paiements faisant partie du coût des droits miniers :

a)	Le dépôt de $10,000 déjà remis lors de la signature de l’Entente de Confidentialité, sera remboursé à Glen Eagle à la signature de la présente entente.
b)	Un paiement de 100 000 $ (cent mille dollars) dû à la signature de la présente entente et payable lors de l’approbation de la transaction par la Bourse de croissance TSX (la «Bourse»), Glen Eagle paiera ce montant de $100,000, en capital-actions de Glen Eagle, sur la base d’une action dont le prix est fixé à $0.50, ceci en résultera un total de 200,000 actions à être remis aux vendeurs.

c)	Pour tous les paiements subsequents à faire selon d) à h), Glen Eagle aura le privilège de choisir entre un paiement en argent ou un paiement en capital-actions. Tout paiement en capital-actions de Glen Eagle sera fixé sur la base d’un prix de référence. Le nombre d’actions à emettre sera fixe en fonction du prix de référence qui sera établi sur la base de la moyenne des cours de fermeture des 10 derniers jours boursiers sur le titre précédant la date du paiement
d)	Au 6[e] mois après signature de l’entente : un paiement de 100 000’S (Cent mille dollars) ;
e)	Au 1er anniversaire : un paiement de 75 000 S (Soixante-quinze mille dollars) ;
f)	Au 2[e] anniversaire : un paiement de 60 000 $ (Soixante mille dollars) ;
g)	Au 3[e] anniversaire : un paiement de 60 000 $ (Soixante mille dollars) ;
h)	Au 4[e] anniversaire : un paiement de 60 000 $ (Soixante mille dollars) ;

Travaux d’explorations à effectuer :

i)	La réalisation d’un minimum de 100 000 $ de travaux au plus tard dans les 20 mois qui suivent la conclusion de l’entente, cela afin de réaliser les montants en travaux minimum requis pour réaliser le renouvellement des claims ;

j)	La realisation de 100 000 $ de travaux supplémentaires avant le 36[e] mois suivant la date de signature de l’option ;

k)	La réalisation de 200 000 $ de travaux supplémentaires avant le 48[e] mois suivant la date de la signature de l’option;
1)	La réalisation des travaux sera confiée à MRB au taux courant du marché.

Page 3 sur 5

(CONVENTION D’OPTION D’ACHAT DE PROPRIÉTÉ MINIÈRE – 12 octobre 2011)

(ARTICLE 2 – Suite)

Autres :

m)	Les frais reliés à la gestion ainsi qu’au renouvellement des claims seront à la charge de Glen Eagle pendant la durée de l’entente.

n)	Les autres frais, si applicables (ex : frais juridiques pour valider la présente convention) seront à la charge de Glen Eagle.

o)	Si Glen Eagle ne veut ou ne peut exercer son privilege de remplir les termes de l’option, elle remettra à MRB les documents, informations, résultats d’analyses, échantillons de roche, carottes de forage, etc.
p)	MRB et ASS offre l’opportunité à Glen Eagle de compléter prématurément son option en effectuant les paiements et les travaux en avance.
q)	La présente option peut être transférée et vendue uniquement par Glen Eagle à un tiers ;

r)	Une redevance de revenus nets de fonderie (NSR) de 1,0% sera consentie à MRB et ASS. Chaque tranche de 0,5 % NSR sera rachetable pour 500 000 $. Cette redevance sera consentie a MRB et ASS lors du transfert des claims.

s)	Les frais de transfert des claims se feront à la charge de Glen Eagle.

EN FOI DE QUOI la présente CONVENTION D’OPTION a été signée le 12 octobre 2011 par les personnes dûment autorisées à signer.

Jean Labreque, président

Glen Eagle Resources Inc. (Glen Eagle)

Frank Guillemette, président

Multi-Ressources Boréal (9148-5706 Quebec Inc.) (MRB)

Charles Boivin

ASS (Associé dans le projet)

Leopold Tremblay

ASS (Associé dans le projet)

Page 4 sur 5

ANNEXE A: Liste des claims – propriété lac Orignal

CDC 2309041	CDC 2309042	CDC 2309043	CDC 2309044
CDC 2309045	CDC 2309046	CDC 2309047	CDC 2309048
CDC 2309049	CDC 2309050	CDC 2309051	CDC 2309052
CDC 2309053	CDC 2309054	CDC 2309055	CDC 2309056
CDC 2309057	CDC 2309155	CDC 2309156	CDC 2309157
CDC 2309158	CDC 2309159	CDC 2309160	CDC 2309161
CDC 2309162	CDC 2309163	CDC 2309164	CDC 2309165
CDC 2309166	CDC 2309167	CDC 2309168	CDC 2309169
CDC 2309170	CDC 2309171	CDC 2309172	CDC 2309173
CDC 2309174	CDC 2309175	CDC 2309176	CDC 2309177
CDC 2309178	CDC 2309179	CDC 2309180	CDC 2309181
CDC 2309182	CDC 2309183	CDC 2309184	CDC 2309185
CDC 2309186	CDC 2309187	CDC 2309188	CDC 2309189
CDC 2309190	CDC 2309191	CDC 2309192	CDC 2309210
CDC 2309211	CDC 2309212	CDC 2309213	CDC 2309214
CDC 2309215	CDC 2309216	CDC 2309217	CDC 2309218
CDC 2309219	CDC 2309220	CDC 2309221	CDC 2309222
CDC 2309223	CDC 2309224	CDC 2309225	CDC 2309226
CDC 2309227	CDC 2309228	CDC 2309229	CDC 2309230
CDC 2309231	CDC 2309232	CDC 2309233	CDC 2309234
CDC 2309235	CDC 2309236	CDC 2309237	CDC 2309238
CDC 2309239	CDC 2309240	CDC 2309241	CDC 2309242
CDC 2309912

Total de 89 claims, plus 1 claim en demande sur la cellule 22E02-0017-0057 demandé le 21 septembre 2011, pour un total de 90 claims.

Page 5 sur 5

ADDENDUM du 20 octobre 2011, à l’entente du 12 octobre 2011 signée entre :

Glen Eagle Resources, Multi Ressources Boréal, Charles Boivin et Léopold Tremblay.

À l’ARTICLE 2 de l’entente signée le 12 octobre 2011, paragraphe 2.2.1 c), on y lit ce qui suit :

(ANCIEN PARAGRAPHE) – section 2.2.1

c)	Pour tous les paiements subséquents à faire selon d) à h), Glen Eagle aura le privilège de choisir entre un paiement en argent ou un paiement en capital-actions. Tout paiement en capital-actions de Glen Eagle sera fixé sur la base d’un prix de référence. Le nombre d’actions à émettre sera fixé en fonction du prix de référence qui sera établi sur la base de la moyenne des cours de fermeture des 10 derniers jours boursiers sur le titre précédant la date du paiement

À la demande de la bourse TSX venture, il doit être rajouté que tout paiement en action est conditionnel à l’approbation préalable de la bourse TSX et que le prix de référence ne sera pas inférieur au prix minimum permis en vertu des politiques de la bourse.

L’ancien paragraphe de la section 2.2.1 c) reproduit ci-haut est annulé et remplacé par le nouveau paragraphe de la section 2.2.1 reproduit plus-bas, en date du 20 octobre 2011; il fait désormais partie intégrante de l’entente du 12 octobre 2011.

(NOUVEAU PARAGRAPHE) - section 2.2.1

c)	Pour tous les paiements subséquents à faire selon d) à h), Glen Eagle aura le privilège de choisir entre un paiement en argent ou un paiement en capital-actions; s’il y a paiement en actions, l’approbation préalable de la bourse du TSX venture sera requis dans tous les cas, avant remise des actions. Tout paiement en capital-actions de Glen Eagle sera fixé sur la base d’un prix de référence. Le nombre d’actions à émettre sera fixé en fonction du prix de référence qui sera établi sur la base de la moyenne des cours de fermeture des 10 derniers jours boursiers sur le titre précédant la date du paiement : ce prix de référence ne pourra pas être inférieur au prix minimum permis en vertu des politiques de la bourse.

Frank Guillemette, président Multi-Ressources Boréal (MRB) (9148-5706 Québec Inc.)	Jean Labrecque, président Glen Eagle Resources Inc. (Glen Eagle)

Léopold Tremblay ASS (Associé dans le projet)	Charles Boivin ASS (Associé dans le projet)

Projet Lac Orignal, ADDENDUM du 13 septembre 2012 visant l’ajout de 112 nouvelles cellules au projet « Lac à l’orignal ».

ADDENDUM du 13 septembre 2012, à l’entente du 12 octobre 2011 signée entre :

Glen Eagle Resources, Multi-Ressources Boréal, Charles Boivin et Léopold Tremblay.

Contexte :

En juin 2012, suite à l’expiration de plusieurs cellules d’exploration minière détenues par des tiers aux environs immédiats de la propriété Lac Orignal, Multi-Ressources Boréal a acquis par désignation électronique sur le site gouvernemental « Gestim » plusieurs cellules d’exploration. Jean Labreque, président de Glen Eagle a manifesté le souhait d’acquérir ces cellules et de les inclure dans le cadre de l’entente d’option du projet Lac Orignal.

L’entente initiale comprenait 90 cellules (feuillet 22E02). Par la présente, il est convenu que les 112 nouvelles cellules sont ajoutées à l’entente initiale pour un total de 202 cellules dont les numéros et la carte de localisation, préparés par Alain Duhaime de Gescad inc., sont fournis en annexe.

La localisation sommaire des nouvelles cellules est la suivante :

-	à l’ouest du bloc de claim initial: pour couvrir le plus possible l’anomalie magnétique ;

-	au nord: cellules proposés par Léopold Tremblay: bande de roches favorables répertoriées historiquement par le Ministère des Ressources Naturelles ;
-	à l’est, à la demande de Gilles Laverdière ;

Tous les claims s’ajoutent à l’entente initiale et seront sujets aux même termes.

Les frais reliés à la prise de claim seront remboursés par Glen Eagle à Multi-Ressources boréal.

Soit :

-	Les 112 nouvelles cellules X 53 $/cellule, soit au prix coutant des cellules = 5 936 $
-	La gestion des claims par Gescad pour ces 112 cellules X 15 $/an (du 13 juin 2012 au 12 juin 2014) = 1 680 $
-	Le temps d’un géologue pour surveiller les dates de tombées des cellules, analyse des cellules à prendre vs rapports géologiques du ministère en collaboration avec Léopold Tremblay, traitement de la prise de claim et validation des claims désignés : 2,0 jrs X 475 $ = 950 $

-	Le temps requis pour discussions entre les parties, préparation du présent addendum, validation avec les parties, modifications puis signatures et envoi : non facturé.

-	Total facturable: 8 566 $ plus taxes: (5 936 $+1 680 $+ 950 $).

Autres termes :

-	Sur l’ensemble du projet, les travaux doivent être réalisés par Multi-Ressources Boréal, aux prix du marché ;

Page 1 sur 2

-	Glen Eagle peux ajouter des claims à sa guise ;
-	Les nouveaux claims qui pourraient éventuellement être pris par GER dans un rayon de 5 km font partie intégrante Ja présente entente. Multi-Ressources peut ajouter de nouveaux Claims dans le secteur pour elle-memé ;
-	MRB et ASS déclare détenir le projet « Wapishish » située au sud-est du bloc de cellules du projet Lac Orignal;
-	GER reconnait l’existence et la propriété « Wapishish » de MRB et ASS. GER reconnait que ces claims ne font pas partie de l’entente du Lac Orignal.

Frank Guillemette, président Multi-Ressources Boréal (MRB) (9148-5706 Québec Inc.)	Jean Labrecque, président Glen Eagle Resources Inc. (Glen Eagle)

Léopold Tremblay ASS (Associé dans le projet)	Charles Boivin ASS (Associé dans le projet)

Fichler: Frank/Claims et projets/Lac orignal/Addendum, 13 septembre 2012 à la Convention d’option, Lac à l’orignal – MRB et Glen Eagle, 22 sept 2011

Page 2 sur 2

ADDENDUM du 5 octobre 2015, à l’entente du 12 octobre 2011 signée entre : Glen Eagle Resources Inc., Multi Ressources Boréal, Charles Boivin et Léopold Tremblay.

À l’ARTICLE 2 de l’entente signée le 12 octobre 2011, paragraphe 2.1.1 c), on y lit ce qui suit:

(ANCIEN PARAGRAPHE) – section 2.1.1

h)	Au 4iéme anniversaire : un paiement de $60,000 (soixante mille dollars) ;

L’ancien paragraphe de la section 2.1.1 h) reproduit ci-haut est annulé et remplacé par le nouveau paragraphe de la section 2.1.1 h) reproduit plus-bas, en date du 5 octobre 2015; il fait désormais partie intégrante de l’entente du 12 octobre 2011.

(NOUVEAU PARAGRAPHE) – section 2.1.1

h)	Le paiement prévu du 12 octobre 2015 de $60,000 est remplacé par 6 paiements de $10,000 établis comme suit :

- $10,000 à signature de la présente entente
- $10,000 le 12 novembre 2015
- $10,000 le 12 décembre 2015
- $10,000 le 12 janvier 2016
- $10,000 le 12 février 2016
- $10,000 le 12 octobre 2016

Pour tous les paiements subséquents à faire selon le nouveau paragraphe h). “Glen Eagle” aura le privilège de choisir entre un paiement en argent ou un paiement en capital-actions s’il en décide ainsi; s’il y a paiement en actions, l’approbation préalable de la bourse du TSX venture sera requis dans tous les cas, avant remise des actions. Tout paiement en capital-actions de “Glen Eagle” sera fixé sur la base d’un prix de référence. Le nombre d’actions à émettre sera fixé en fonction du prix de référence qui sera établi sur la base de la moyenne des cours de fermeture des 10 derniers jours boursiers sur le titre précédant la date du paiement ce prix de référence ne pourra pas être inférieur au prix minimum permis en vertu des politiques de la bourse.

Frank Guillemette, président Multi-Ressources Boréal (MRB) (9148-5706 Québec Inc.)	Jean Labrecque, président Glen Eagle Resources Inc. (Glen Eagle)

Léopold Tremblay ASS (Associé dans le projet)	Charles Boivin ASS (Associé dans le projet)

ADDENDUM # 2 : Texte original.

ADDENDUM #2 du 15 décembre 2015 en remplacement de l’addendum du 5 octobre 2015, à l’entente du Lac Orignal du 12 octobre 2011 signée entre :

Glen Eagle Resources Inc., Multi-Ressources Boréal, Charles Boivin et Léopold Tremblay.

À l’ARTICLE 2 de l’entente signée le 12 octobre 2011, paragraphe 2.1.1 c), on y lit ce qui suit:

(ANCIEN PARAGRAPHE) – section 2.1.1

h) Au 4ième anniversaire : un paiement de $60,000 (soixante mille dollars) ;

L’ancien paragraphe de la section 2.1.1 h) reproduit ci-haut est annulé et remplacé par le nouveau paragraphe de la section 2.1.1 h) reproduit plus-bas, en date du 5 octobre 2015 ; il fait désormais partie intégrante de l’entente du 12 octobre 2011.

(NOUVEAU PARAGRAPHE) – section 2.1.1

h)	Le paiement prévu du 12 octobre 2015 de $60,000 est remplacé par 6 paiements de $10,000 établis comme suit :

- $10,000 à signature de la présente entente (Paiement effectué)
- $10,000 le 12 juin 2016 (En défaut de paiement)
- $10,000 le 12 juillet2016 (En défaut de paiement)
- $10,000 le 12 août 2016 (En défaut de paiement)
- $10,000 le 12 septembre 2016 (En défaut de paiement)
- $10,000 le 12 octobre 2016 (En défaut de paiement)

Pour tous les paiements subséquents à faire selon le nouveau paragraphe h). “Glen Eagle” aura le privilège de choisir entre un paiement en argent ou un paiement en capital-actions s’il en décide ainsi; s’il y a paiement en actions, l’approbation préalable de la bourse du TSX venture sera requis dans tous les cas, avant remise des actions. Tout paiement en capital-actions de “Glen Eagle” sera fixé sur la base d’un prix de référence. Le nombre d’actions à émettre sera fixé en fonction du prix de référence qui sera établi sur la base de la moyenne des cours de fermeture des 10 derniers jours boursiers sur le titre précédant la date du paiement ce prix de référence ne pourra pas être inférieur au prix minimum permis en vertu de politiques de bourse.

PROJET LAC ORIGNAL – ADDENDUM #3 DU 30 SEPTEMBRE 2016 à la convention d’option d’achat originale ayant été signée le 12 octobre 2011

ADDENDUM #3:

But de l’addendum :

Le présent addendum vise à régulariser les défauts de paiements prévus dans l’addendum 2 de Glen Eagle Resources envers Multi-Ressources Boréal, Charles Boivin et Léopold Tremblay. Des 6 paiements de 10 000 $ prévus pour un total de 60 000 $, seul le paiement de 10 000 $ du 12 octobre 2015 avait été émis (voir texte de l’addendum #2 dans l’encadré qui suit), par Glen Eagle Resources.

Nouvelle entente de paiements: addendum #3

Multi-Ressources Boréal, Charles Boivin et Léopold Tremblay acceptent la proposition de Glen Eagle Resources de remplacer les paiements prévus à l’addendum # 2 par ce qui suit :

-	10 000 S en chèque, à la signature de la présente entente (30 septembre 2016);
-	10 000 S en chèque, le 30 septembre 2017;
-	10 000 S en chèque, le 30 septembre 2018;
-	Enfin, dans l’éventualité où Glen Eagle Resources en venait à vendre le projet “Lac Orignal” à un tiers ou que Glen Eagle Resources transférait ou vendait le projet dans une société lors par exemple d’une “spin-off”, un montant additionnel de 20 000 $ devra être émis. S’il s’agit d’un transfert ou d’une vente dans une société en échange d’actions, le paiement pourrait être versé sous la forme de capital- actions de cette nouvelle société. Il ne s’agit pas d’une dette, mais d’un paiement forfaitaire compensatoire déclenché seulement si ce scénario se réalise.

-	Tous les paiements doivent être émis dans les proportions suivantes:

Multi-Ressources Boréal: 50%

Charles Boivin: 25%

Léopold Tremblay: 25%

Jean Labrecque, président Glen Eagle Resources Inc. (Glen Eagle) Date: 30 septembre 2016	Frank Guillemette, président Multi-Ressources Boréal (MRB) (9148-5706 Québec Inc.) Date: 30 septembre 2016

Charles Boivin Date: 30 septembre 2016	Léopold Tremblay Date: 30 septembre 2016